WARNER BROS. DISCOVERY

Q2 2023 Earnings Press Release | August 3, 2023

Warner Bros. Discovery, Inc. Reports Second Quarter 2023 Earnings Results

The important work we are doing to transform our businesses for the future continues to drive our strong financial performance as demonstrated by meaningful improvements to our balance sheet and our now increased synergy target of more than $5 billion. This quarter alone we reported over $1.7 billion in free cash flow, and we remain bullish with respect to our delevering story and expect to be comfortably below 4.0x levered by the end of the year and at our target of 2.5-3.0x gross leverage by the close of 2024. All of which positions us well to lean into growth opportunities that will ultimately drive shareholder value, to include our Direct-to-Consumer business, which, in the wake of the successful launch of Max in the U.S., is tracking well ahead of our financial projections, having generated positive EBITDA in the first half of the year.

– David Zaslav, President & CEO

Q2 Financial Summary & Operational Highlights

- Q2 total revenues were $10,358 million. Revenues decreased 4% ex-FX[1][*], compared to the prior year quarter, on a combined basis[2].
- Net loss available to Warner Bros. Discovery, Inc. was $(1,240) million, and included $1,658 million of pre-tax amortization from acquisition-related intangible assets and $146 million of pre-tax restructuring expenses.
- Q2 total Adjusted EBITDA[3][*] was $2,149 million. Adjusted EBITDA increased 23% ex-FX compared to the prior year quarter, on a combined basis.
- Cash provided by operating activities increased to $2,014 million. Reported free cash flow[4][*] increased to $1,722 million.
    - Q2 2023 cash provided by operating activities and reported free cash flow are not directly comparable to the prior year quarter due to the acquisition of the WarnerMedia business.
- Repaid $1.6 billion of debt during Q2. Ended the quarter with $3.1 billion of cash on hand, $47.8 billion of gross debt[5][*], and 4.6x net leverage[6][*].
    - Launched a debt tender offer today for up to $2.7 billion.
- Global DTC subscribers[7] decreased 1.8 million to 95.8 million at the end of Q2 vs. 97.6 million subscribers at the end of Q1.
- Successfully launched our new DTC product, Max, in the U.S. on May 23rd.
- Nominated for an industry-leading 181 primetime Emmy awards, including 127 nominations for HBO & Max - the most of *any* network or platform[8].

Three Months Ended June 30,	2023	2022			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Combined (ex-FX)[*]
Total revenues	$ 10,358	$ 9,827	$ 996	$ 10,823	5 %	(4)%	(4)%
Net loss available to Warner Bros. Discovery, Inc.	(1,240)	(3,418)	1,561	(1,857)	NM	NM	NM
Adjusted EBITDA[*]	2,149	1,664	102	1,766	29 %	22 %	23 %
Cash provided by operating activities	2,014	1,011			NM		
Reported free cash flow[*]	1,722	789			NM		

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the transaction whereby the Company acquired the WarnerMedia business (the "Merger") had been completed on January 1, 2021. Pro forma adjustments for Q2 2022 represent the WarnerMedia business's results for April 1 to April 8, 2022. Refer to page 12 for more information.

NM - Not meaningful

Numbers presented in the following materials are on a rounded basis using actual amounts. Minor differences in totals and percentages may exist due to rounding

(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

1

WARNER BROS. DISCOVERY
Q2 2023 Earnings Press Release | August 3, 2023

Studios Segment

Three Months Ended June 30,	2023	2022			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)(*)
Distribution	$ 3	$ 4	$ 1	$ 5	(25)%	(40)%	(40)%
Advertising	4	10	—	10	(60)%	(60)%	(60)%
Content	2,398	2,636	551	3,187	(9)%	(25)%	(25)%
Other	176	146	16	162	21 %	9 %	9 %
Total revenues	2,581	2,796	568	3,364	(8)%	(23)%	(24)%
Costs of revenues (excluding depreciation & amortization)	1,645	2,006	328	2,334	(18)%	(30)%	(30)%
Selling, general and administrative	630	551	70	621	14 %	1 %	1 %
Adjusted EBITDA	$ 306	$ 239	$ 170	$ 409	28 %	(25)%	(26)%

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q2 2022 represent the WarnerMedia business's results for April 1 to April 8, 2022. Refer to page 12 for more information.
(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q2 2023 Highlights

- Studios revenues were $2,581 million. Revenues decreased 24% ex-FX compared to the prior year quarter, on a pro forma combined basis.
    - Content revenue decreased 25% ex-FX.
        - TV revenue declined primarily due to the timing of production, fewer CW series, and fewer series sold to our owned platforms.
        - Games revenue was lower due to the release of *LEGO Star Wars: The Skywalker Saga* in the prior year.
        - Home entertainment and theatrical revenues declined due to the stronger performance of our film slate last year, including *The Batman*.
    - Other revenue increased 9% ex-FX, due to continued strong attendance at Warner Bros. Studio Tours London & Hollywood, as well as the opening of Warner Bros. Studio Tour Tokyo.
- Studios operating expenses were $2,275 million. Operating expenses decreased 23% ex-FX compared to the prior year quarter, on a pro forma combined basis.
    - Costs of revenues decreased 30% ex-FX, primarily driven by lower revenues.
    - SG&A expenses increased 1% ex-FX, primarily driven by theatrical marketing costs.
- Studios Adjusted EBITDA was $306 million. Adjusted EBITDA decreased 26% ex-FX compared to the prior year quarter, on a pro forma combined basis.

WARNER BROS.
TELEVISION GROUP

41
Primetime Emmy Nominations



The Twelve
Warner Bros.



Sweet Tooth
DC & Warner Bros.

The Making of Harry Potter
WARNER BROS. STUDIO TOUR
TOKYO

Opened 3rd Studio Tour on June 16th

2

Q2 2023 Earnings Press Release | August 3, 2023

Networks Segment

Three Months Ended June 30, ($ in millions)	2023 Actual	2022 Actual	2022 Pro Forma Adjustments	2022 Pro Forma Combined	% Change Actual	% Change Pro Forma Combined (Actual)	% Change Pro Forma Combined (ex-FX)(*)
Distribution	$ 2,941	$ 2,841	$ 171	$ 3,012	4 %	(2)%	(1)%
Advertising	2,448	2,624	178	2,802	(7)%	(13)%	(13)%
Content	284	220	21	241	29 %	18 %	18 %
Other	85	57	9	66	49 %	29 %	24 %
Total revenues	5,758	5,742	379	6,121	— %	(6)%	(5)%
Costs of revenues (excluding depreciation & amortization)	2,849	2,767	253	3,020	3 %	(6)%	(5)%
Selling, general and administrative	743	713	31	744	4 %	— %	— %
Adjusted EBITDA	$ 2,166	$ 2,262	$ 95	$ 2,357	(4)%	(8)%	(7)%

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q2 2022 represent the WarnerMedia business's results for April 1 to April 8, 2022. Refer to page 12 for more information.
(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q2 2023 Highlights

- Networks revenues were $5,758 million. Revenues decreased 5% ex-FX, compared to the prior year quarter, on a pro forma combined basis.
  - Distribution revenue decreased 1% ex-FX, primarily driven by increases in U.S. contractual affiliate rates, which were more than offset by declines in U.S. pay-TV subscribers.
  - Advertising revenue decreased 13% ex-FX, primarily driven by audience declines in domestic general entertainment and news networks and soft advertising markets mainly in the U.S. and, to a lesser extent, certain international markets. Additionally, the absence of the *NCAA March Madness* Final Four and Championship this year, which we broadcast in the prior year, negatively impacted the year-over-year growth rate, partially offset by the broadcast of the NHL *Stanley Cup Finals* in the current year.
  - Content revenue increased 18% ex-FX, primarily driven by the timing of inter-segment content licensing to DTC.
  - Other revenue increased 24% ex-FX, primarily due to services provided to the unconsolidated TNT Sports JV (previously BT Sport).
- Networks operating expenses were $3,592 million. Operating expenses decreased 4% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Costs of revenues decreased 5% ex-FX, primarily driven by the broadcast of the *NCAA March Madness* Final Four and Championship in the prior year, lower domestic general entertainment content expense. These benefits were partially offset by higher domestic sports-related expenses and costs associated with the unconsolidated TNT Sports joint venture.
  - SG&A expenses were flat.
- Networks Adjusted EBITDA was $2,166 million. Adjusted EBITDA decreased 7% ex-FX compared to the prior year quarter, on a pro forma combined basis.

14
Primetime Emmy Nominations



Jared from Subway: Catching a Monster
ID



NBA Playoffs on TNT
TNT



The Lazarus Project
TNT

3

WARNER BROS. DISCOVERY
Q2 2023 Earnings Press Release | August 3, 2023

Direct-to-Consumer Segment

HBO max discovery+

Three Months Ended June 30,	2023	2022			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)[*]
Distribution	$ 2,192	$ 1,993	$ 171	$ 2,164	10 %	1 %	2 %
Advertising	121	96	1	97	26 %	25 %	25 %
Content	410	132	11	143	NM	NM	NM
Other	9	4	2	6	NM	50 %	29 %
Total revenues	2,732	2,225	185	2,410	23 %	13 %	14 %
Costs of revenues (excluding depreciation & amortization)	1,951	1,902	163	2,065	3 %	(6)%	(5)%
Selling, general and administrative	784	841	62	903	(7)%	(13)%	(13)%
Adjusted EBITDA	$ (3)	$ (518)	$ (40)	$ (558)	99 %	99 %	99 %

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q2 2022 represent the WarnerMedia business's results for April 1 to April 8, 2022. Refer to page 12 for more information.
NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q2 2023 Highlights

- Total DTC subscribers[7] were 95.8 million, a decrease of 1.8 million global subscribers since the end of Q1. Global DTC ARPU[9] was $7.71, which increased 2% ex-FX vs. the prior-year quarter.
- DTC revenues were $2,732 million. Revenues increased 14% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Distribution revenue increased 2% ex-FX, as global Max/HBO Max retail subscriber and Amazon Prime Video Channels subscriber growth were partially offset by a decline in wholesale subscribers.
  - Advertising revenue increased 25% ex-FX, primarily driven by subscriber growth.
  - Content revenue grew significantly driven by the timing of certain library licensing deals.
- DTC operating expenses were $2,735 million. Operating expenses decreased 8% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Costs of revenues decreased 5% ex-FX, primarily driven by lower content amortization and the shutdown of CNN+ in the prior year, partially offset by cost associated with higher content licensing revenues.
  - SG&A decreased 13% ex-FX, primarily driven by more efficient marketing-related spend, notwithstanding increased marketing for the U.S. launch of Max, and the shutdown of CNN+ in the prior year.
- DTC Adjusted EBITDA was $(3) million, a $555 million year-over-year improvement on a pro forma combined basis.

DTC Subscribers

	In millions, except ARPU	Q2 2023	Q1 2023	Q2 2022
Domestic	Total subscribers[7]	54.0	55.3	53.1
Domestic	ARPU[9]	$ 11.09	$ 10.82	$ 10.54
International	Total subscribers[7]	41.8	42.3	39.2
International	ARPU[9]	$ 3.65	$ 3.48	$ 3.51
	Total DTC subscribers[7]	95.8	97.6	92.2
	Global ARPU[9]	$ 7.71	$ 7.48	$ 7.58

Note: Domestic includes the U.S. and Canada. Subscriber counts in the above table are rounded and minor differences in totals may exist. Refer to page 13 for more information.

HBO max

127
Primetime Emmy Nominations
Most of *any* network or platform



Succession
HBO
27 nominations



The Last of Us
HBO
24 nominations

4

WARNER BROS. DISCOVERY
Q2 2023 Earnings Press Release | August 3, 2023

Corporate

Three Months Ended June 30,	2023	2022			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)(*)
Adjusted EBITDA	$ (245)	$ (305)	$ (100)	$ (405)	20 %	40 %	39 %

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q2 2022 represent the WarnerMedia business's results for April 1 to April 8, 2022. Refer to page 12 for more information.
(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

- Corporate Adjusted EBITDA loss improved $160 million as lower personnel and technology related operating expenses, as well as a favorable timing impact related to the hedging of the securitization program, were partially offset by higher deferred compensation expense.

Inter-segment Eliminations

Three Months Ended June 30,	2023	2022			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)(*)
Inter-segment revenue eliminations	$ (712)	$ (949)	$ (139)	$ (1,088)	25 %	35 %	35 %
Inter-segment expense eliminations	(637)	(935)	(116)	(1,051)	32 %	39 %	39 %
Adjusted EBITDA	$ (75)	$ (14)	$ (23)	$ (37)	NM	NM	NM

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q2 2022 represent the WarnerMedia business's results for April 1 to April 8, 2022. Refer to page 12 for more information.
NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

5

WARNER BROS. DISCOVERY
Q2 2023 Earnings Press Release | August 3, 2023

Leverage & Liquidity

Leverage Highlights

- Ended Q2 with $3.1 billion of cash on hand, $47.8 billion of gross debt(*), and 4.6x net leverage(*).
- In Q2 2023, the Company retired $1.6 billion of debt - repaid $1.1 billion of its April 2025 term loan, purchased $460 million of its 2024 Floating Rate Notes, and purchased $88 million of its other senior notes.
    - Launched a debt tender offer today for up to $2.7 billion.
- As of June 30, 2023, the average duration of the Company's outstanding debt was 14.4 years, with an average cost of debt of 4.6%.
- The Company maintains an undrawn $6.0 billion revolving credit facility.

Reported Free Cash Flow

	Reported Financial Results					
	3 Months Ended June 30,			6 Months Ended June 30,		
$ in millions	2023	2022	% Change	2023	2022	% Change
Cash provided by operating activities	$ 2,014	$ 1,011	NM	$ 1,383	$ 1,334	NM
Purchases of property and equipment	(292)	(222)	NM	(591)	(307)	NM
Reported free cash flow(*)	$ 1,722	$ 789	NM	$ 792	$ 1,027	NM

The above free cash flow reconciliation shows "as reported" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. 2023 cash provided by operating activities and reported free cash flow are not directly comparable to 2022 cash provided by operating activities and free cash flow. Financials for the three months months ended June 30, 2022 include Discovery, Inc.results from April 1, 2022 through June 30, 2022 and the WarnerMedia business results from April 9, 2022 through June 30, 2022. Financials for the six months ended June 30, 2022 include Discovery, Inc.results from January 1, 2022 through June 30, 2022 and the WarnerMedia business results from April 9, 2022 through June 30, 2022.
NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q2 2023 Free Cash Flow Highlights

- Cash provided by operating activities increased to $2,014 million, primarily driven by higher operating profits net of taxes, working capital improvement driven by initiatives, and lower net content spend, partially driven by the approximately $100 million impact of the WGA strike.
- Reported free cash flow increased to $1,722 million, primarily driven by higher cash from operations, partially offset by higher capital expenditures from consolidating the WarnerMedia business following the closing of the Merger.
- As of June 30, 2023, the Company had $5,295 million drawn on its revolving receivables program, which was relatively unchanged from the end of the first quarter.

6

Cautionary Statement Concerning Forward-Looking Statements Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. 7 2023 Outlook(10) Warner Bros. Discovery, Inc. ("Warner Bros. Discovery", the "Company", "we", "us", or "our" ) may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below. Q2 2023 Earnings Conference Call Information Warner Bros. Discovery will host a conference call today, August 3, 2023 at 8:00 a.m. ET, to discuss its second quarter 2023 financial results. To access the webcast of the earnings call, please visit the Investor Relations section of the Company's website at www.wbd.com. About Warner Bros. Discovery Warner Bros. Discovery (NASDAQ: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Film Group, Warner Bros. Television Group, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. Contacts Media Investor Relations Nathaniel Brown Andrew Slabin Peter Lee (212) 548-5959 (212) 548-5544 (212) 548-5907 nathaniel.brown@wbd.com andrew.slabin@wbd.com peter.lee@wbd.com Non-GAAP Financial Measures In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication may also contain certain non-GAAP financial measures, identified with an "(*)". Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and in the "Quarterly Results" section of the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com. Q2 2023 Earnings Press Release | August 3, 2023

WARNER BROS. DISCOVERY
Q2 2023 Earnings Press Release | August 3, 2023

Warner Bros. Discovery, Inc.
Consolidated Statements of Operations

	Actual Financial Results			
	Three Months Ended June 30,		Six Months Ended June 30,	
Unaudited; in millions, except per share amounts	2023	2022	2023	2022
Distribution	$ 5,135	$ 4,838	$ 10,298	$ 6,190
Advertising	2,519	2,721	4,817	4,197
Content	2,446	2,064	5,400	2,387
Other	258	204	543	212
Total revenues	**10,358**	**9,827**	**21,058**	**12,986**
Costs of revenues, excluding depreciation and amortization	6,636	6,625	13,321	7,861
Selling, general and administrative	2,562	3,538	4,950	4,578
Depreciation and amortization	1,914	2,266	3,972	2,791
Restructuring	146	1,033	241	1,038
Impairments and loss on dispositions	6	4	37	4
Total costs and expenses	**11,264**	**13,466**	**22,521**	**16,272**
Operating loss	(906)	(3,639)	(1,463)	(3,286)
Interest expense, net	(574)	(511)	(1,145)	(664)
Loss on extinguishment of debt	(5)	—	(5)	—
Loss from equity investees, net	(22)	(43)	(59)	(57)
Other income (expense), net	27	(51)	(46)	439
Loss before income taxes	**(1,480)**	**(4,244)**	**(2,718)**	**(3,568)**
Income tax benefit	260	836	438	635
Net loss	**(1,220)**	**(3,408)**	**(2,280)**	**(2,933)**
Net income attributable to noncontrolling interests	(16)	(7)	(24)	(23)
Net income attributable to redeemable noncontrolling interests	(4)	(3)	(5)	(6)
Net loss available to Warner Bros. Discovery, Inc.	**$ (1,240)**	**$ (3,418)**	**$ (2,309)**	**$ (2,962)**
Net loss per share allocated to Warner Bros. Discovery, Inc. Series A common stockholders:				
Basic	$ (0.51)	$ (1.50)	$ (0.95)	$ (2.09)
Diluted	$ (0.51)	$ (1.50)	$ (0.95)	$ (2.09)
Weighted average shares outstanding:				
Basic	2,437	2,286	2,434	1,443
Diluted	2,437	2,286	2,434	1,443

The above income statement shows "actual" financials, which represent the Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the three months months ended June 30, 2022 include Discovery, Inc. results from April 1, 2022 through June 30, 2022 and the WarnerMedia business results from April 9, 2022 through June 30, 2022. Financials for the six months ended June 30, 2022 include Discovery, Inc. results from January 1, 2022 through June 30, 2022 and the WarnerMedia business results from April 9, 2022 through June 30, 2022.

8

WARNER BROS. DISCOVERY
Q2 2023 Earnings Press Release | August 3, 2023

Warner Bros. Discovery, Inc.
Consolidated Balance Sheets

	Actual Financial Results			
Unaudited; in millions, except par value	June 30, 2023		December 31, 2022	
ASSETS				
Current assets:				
Cash and cash equivalents	$	3,027	$	3,731
Receivables, net		6,770		6,380
Prepaid expenses and other current assets		3,976		3,888
Total current assets		**13,773**		**13,999**
Film and television content rights and games		24,393		26,652
Property and equipment, net		5,473		5,301
Goodwill		34,911		34,438
Intangible assets, net		41,584		44,982
Other noncurrent assets		8,484		8,629
Total assets	**$**	**128,618**	**$**	**134,001**
LIABILITIES AND EQUITY				
Current liabilities:				
Accounts payable	$	1,689	$	1,454
Accrued liabilities		10,668		11,504
Deferred revenues		1,548		1,694
Current portion of debt		3,001		365
Total current liabilities		**16,906**		**15,017**
Noncurrent portion of debt		44,276		48,634
Deferred income taxes		9,718		11,014
Other noncurrent liabilities		10,933		10,669
Total liabilities		**81,833**		**85,334**
Commitments and contingencies				
Redeemable noncontrolling interests		306		318
Warner Bros. Discovery, Inc. stockholders' equity:				
Series A common stock: $0.01 par value; 10,800 and 10,800 shares authorized; 2,667 and 2,660 shares issued; and 2,437 and 2,430 shares outstanding		27		27
Preferred stock: $0 par value; 1,200 and 1,200 shares authorized, 0 shares issued and outstanding		—		—
Additional paid-in capital		54,816		54,630
Treasury stock, at cost: 230 and 230 shares		(8,244)		(8,244)
(Accumulated deficit) retained earnings		(105)		2,205
Accumulated other comprehensive loss		(1,042)		(1,523)
Total Warner Bros. Discovery, Inc. stockholders' equity		**45,452**		**47,095**
Noncontrolling interests		1,027		1,254
Total equity		**46,479**		**48,349**
Total liabilities and equity	**$**	**128,618**	**$**	**134,001**

The above balance sheet shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the twelve months ended December 31, 2022 include Discovery, Inc. results for January 1 - December 31, 2022 and WarnerMedia results for April 9 - December 31, 2022.

9

WARNER BROS. DISCOVERY

Q2 2023 Earnings Press Release | August 3, 2023

Warner Bros. Discovery, Inc.
Consolidated Statements of Cash Flows

	Actual Financial Results	
	Six Months Ended June 30,	
Unaudited; in millions	2023	2022
Operating Activities		
Net loss	$ (2,280)	$ (2,933)
Adjustments to reconcile net income to cash (used in) provided by operating activities:		
Content rights amortization and impairment	9,361	6,591
Depreciation and amortization	3,972	2,791
Deferred income taxes	(1,426)	(915)
Preferred stock conversion premium	—	789
Share-based compensation expense	248	210
Equity in losses of equity method investee companies and cash distributions	112	91
Gain on sale of investments	—	(132)
Gain from derivative instruments, net	(111)	(496)
Other, net	171	64
Changes in operating assets and liabilities, net of acquisitions and dispositions:		
Receivables, net	(433)	(444)
Film and television content rights, games and payables, net	(7,656)	(4,653)
Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities	(859)	8
Foreign currency, prepaid expenses and other assets, net	284	363
Cash provided by operating activities	1,383	1,334
Investing Activities		
Purchases of property and equipment	(591)	(307)
Cash acquired from business acquisition	—	2,419
Proceeds from sales and maturities of investments	—	139
Investments in and advances to equity investments	(45)	(109)
Proceeds from derivative instruments, net	23	720
Other investing activities, net	46	18
Cash (used in) provided by investing activities	(567)	2,880
Financing Activities		
Principal repayments of term loans	(2,600)	(3,500)
Principal repayments of debt, including premiums to par value	(660)	(327)
Borrowings from debt, net of discount and issuance costs	1,500	—
Distributions to noncontrolling interests and redeemable noncontrolling interests	(269)	(264)
Securitization receivables collected but not remitted	405	—
Borrowings under commercial paper program and revolving credit facility	2,599	90
Repayments under commercial paper program and revolving credit facility	(2,602)	(90)
Other financing activities, net	(56)	(66)
Cash used in financing activities	(1,683)	(4,157)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	14	(66)
Net change in cash, cash equivalents, and restricted cash	(853)	(9)
Cash, cash equivalents, and restricted cash, beginning of period	3,930	3,905
Cash, cash equivalents, and restricted cash, end of period	**$ 3,077**	**$ 3,896**

The above statement of cash flows shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the six months ended June 30, 2022 include Discovery, Inc. results for January 1 - June 30, 2022 and WarnerMedia results for April 9 - June 30, 2022.

10

11 Actual Financial Results Three Months Ended June 30, Unaudited; in millions 2023 2022 Net loss available to Warner Bros. Discovery, Inc. $ (1,240) $ (3,418) Net income attributable to redeemable noncontrolling interests 4 3 Net income attributable to noncontrolling interests 16 7 Income tax benefit (260) (836) Loss before income taxes (1,480) (4,244) Other (income) expense, net (27) 51 Loss from equity investees, net 22 43 Loss on extinguishment of debt 5 — Interest expense, net 574 511 Operating loss (906) (3,639) Restructuring 146 1,033 Impairments and loss on dispositions 6 4 Depreciation and amortization 1,914 2,266 Employee share-based compensation 135 147 Transaction and integration costs 47 983 Facility consolidation costs 23 — Amortization of fair value step-up for content 762 870 Amortization of capitalized interest for content 22 — Adjusted EBITDA(*) $ 2,149 $ 1,664 Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization The above reconciliation shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the three months ended June 30, 2022 include Discovery, Inc. results for April 1 - June 30, 2022 and WarnerMedia results for April 9 - June 30, 2022. (*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details Q2 2023 Earnings Press Release | August 3, 2023

12 Definitions and Sources for Warner Bros. Discovery, Inc. (1) Foreign Exchange Impacting Comparability: In addition to the Merger (as defined below), the impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “Baseline Rate”), and the prior year amounts translated at the 2023 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (2) Pro Forma Combined Financial Information: The unaudited pro forma combined financial information in this press release presents the combined results of the Company and the WarnerMedia business as if the transaction whereby the Company acquired the WarnerMedia business (the "Merger") had been completed on January 1, 2021. Management believes reviewing our actual operating results in addition to pro forma combined results is useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of our businesses. Our Networks, DTC, Studios, Corporate, and Inter-segment eliminations pro forma combined financial information is based on the historical operating results and includes adjustments in accordance with Article 11 of Regulation S-X to illustrate the effects of the Merger as if it had occurred on January 1, 2021. The unaudited pro forma financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the Merger had occurred on January 1, 2021, nor is it indicative of future results. The unaudited pro forma combined financial information includes, where applicable, adjustments for (i) additional costs of revenues from the fair value step-up of film and television library, (ii) additional amortization expense related to acquired intangible assets, (iii) additional depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time non-recurring costs, (v) additional interest expense for borrowings related to the Merger and amortization associated with fair value adjustments of debt assumed, (vi) changes to align accounting policies, (vii) elimination of intercompany activity, and (viii) associated tax-related impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the Merger with the WarnerMedia business on the Company's historical financial information on a supplemental pro forma basis. Adjustments do not include costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined business. We may refer to total company results (ex. Revenues, Adj. EBITDA) as "combined basis". For historical pro forma financial information including segment level detail and reconciliations of non-GAAP metrics to their GAAP equivalent, please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https:// ir.wbd.com). (3) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations, (vii) third-party transaction and integration costs, (viii) amortization of purchase accounting fair value step-up for content, (ix) amortization of capitalized interest for content, and (x) other items impacting comparability. The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. Integration costs include transformative system implementations and integrations, such as Enterprise Resource Planning systems, and may take several years to complete. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, amortization of purchase accounting fair value step-up for content, and amortization of capitalized interest for content, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted EBITDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. (4) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. (5) Gross debt: The Company defines gross debt of $47.8 billion as total debt of $47.6 billion, plus finance leases of $246 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Q2 2023 Earnings Press Release | August 3, 2023

(6) Net leverage: The Company defines net leverage as the calculation where net debt (gross debt of $47.8 billion, less cash, cash equivalents, and restricted cash of $3.1 billion) is divided by the sum of the most recent four quarters Adjusted EBITDA of $9,787 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com) for the full reconciliation of net leverage. (7) Direct-to-Consumer ("DTC") Subscriber: The Company defines a “DTC Subscription” as: (i) a retail subscription to discovery+, HBO, HBO Max, or Max for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to-consumer platform; (ii) a wholesale subscription to discovery+, HBO, HBO Max, or Max for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO, HBO Max, or Max for which we have recognized subscription revenue on a per subscriber basis; and (iv) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. We may refer to the aggregate number of DTC Subscriptions as “subscribers". We define a Domestic subscriber as a subscription based either in the United States of America or Canada. We define an International subscriber as a subscription based outside of the United States of America or Canada. The reported number of “subscribers” included herein and the definition of “DTC Subscription” as used herein excludes: (i) individuals who subscribe to DTC products, other than discovery+, HBO, HBO Max, and Max, that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials except for those users on free trial that convert to a DTC Subscription within the first seven days of the next month as noted above. (8) Source: 75th Emmy awards nomination list (https://www.emmys.com/downloads). 181 nominations include an overlapping nomination between Warner Bros. Television Group and Adult Swim. (9) ARPU: The Company defines DTC Average Revenue Per User ("ARPU") as total subscription revenue plus net advertising revenue for the period divided by the daily-average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) Max/HBO Hotel and Bulk Institution subscription revenue and subscribers (i.e., subscribers billed on a bulk basis); (ii) Cinemax subscription revenue and subscribers; (iii) HBO Basic subscription revenue and subscribers (International-only); (iv) Non-discovery+ DTC revenue and subscribers; and (v) Non-Core discovery+ revenue and subscribers, and (vi) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month. (10) 2023 outlook: Warner Bros. Discovery is not able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures. Accordingly, the Company is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations. Source: Warner Bros. Discovery, Inc. 13 Definitions and Sources for Warner Bros. Discovery, Inc. Continued Q2 2023 Earnings Press Release | August 3, 2023